UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2016

__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On June 10, 2016, Trinity Industries, Inc., Trinity Highway Products, LLC (“Trinity Highway”) (Trinity Industries, Inc. and Trinity Highway are collectively referred to herein as “Trinity”), and the Federal Highway Administration (“FHWA”) entered into an Administrative Settlement and Compliance Agreement (the “Agreement”) pertaining to highway products. In the Agreement, the FHWA affirmed that Trinity is a responsible federal contractor and confirms that there will not be any suspension or debarment action against Trinity. As such, the FHWA-accepted products manufactured by Trinity Highway, including the ET Plus® guardrail end terminal system, will continue to be eligible for Federal-aid reimbursement.
The FHWA’s administrative review that resulted in the Agreement was prompted by the civil judgment against Trinity entered on June 9, 2015, in the United States District Court for the Eastern District of Texas under the federal False Claims Act. Trinity denies the allegations in the False Claims Act case, and believes the civil judgment is erroneous. Trinity has appealed the judgment to the United States Court of Appeals for the Fifth Circuit. For additional information regarding the False Claims Act case, please refer to Trinity Industries, Inc.’s most recently filed Form 10-Q. Without admitting any wrongdoing or liability, Trinity has entered into this Agreement as being in the best interest of Trinity and Trinity Industries, Inc.'s shareholders. The FHWA has determined that it is in the best interest of the Government to enter into this Agreement. This Agreement does not reflect any determination by the FHWA regarding the merits of the claims that are the subject of the False Claims Act civil judgment nor is it intended to express any conclusions by the FHWA regarding the ET Plus® guardrail end terminal system or any other guardrail end terminal systems.
The three-year Agreement centers on process administration for submitting requests to the FHWA for letters authorizing the eligibility of products manufactured by Trinity Highway for Federal-aid reimbursement, including the appointment of a Trinity Highway compliance officer, hiring an independent monitor, and developing two new programs pertaining to identification and location tracking of roadside devices industry-wide and contractor installation and maintenance training. Costs incurred by Trinity in performing the Agreement are not expected to be significant.
The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(a)-(c) Not applicable.
(d) Exhibits:
Exhibit No./Description
99.1     Administrative Settlement and Compliance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

June 10, 2016	By:	/s/ James E. Perry
Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer